Exhibit 10.39

English Translation

HOUSE LEASE CONTRACT

(FOR OFFICE)

Contract No.: TU200903190549IOC

Party A (Lessor): Shanghai Digital Entertainment Industry Management Co., Ltd.

Domicile: No. 20, Chaling North Road, Shanghai             Zip Code: 200032

Legal Representative: Jun Cheng                             Tel: 64036299/64036877

Party B (Lessee): Quan Toodou Network Science and Technology Co., Ltd.

Domicile: Toodou Warehouse, Gate 6, No. 1305, South Suzhou Road, Shanghai             Zip Code: 200003

Legal Representative: Xiaoyun Zhang             Tel:

THIS CONTRACT is made and entered into by and between Party A and Party B, through friendly negotiation based on the principles of equality, free will, fairness, as well as good faith, regarding the lease by Party A to Party B of the House which Party A has the full right to operate and lease, in accordance with the Contract Law of the People’s Republic of China and the Regulations of Shanghai on the Houses Lease (hereinafter the “Regulations”).

1. PROFILE OF LEASED PREMISES

1.1	The house to be leased by Party A to Party B is located at No. 6 Building, No. 20, Chaling North Road, Shanghai (the “Premises”). The original gross floor area of the Premises indicated on the real estate ownership certificate is 1,709 square meters. The Premises have four floors after reconstruction and renovation, and the current gross floor area is 2,700 square meters and the efficiency rate is not less than 72%.

1.2

Party B will rent the 1st floor and 2nd floor of the Premises located at No. 6 Building, No. 20, Chaling North Road, with a total billable floor area of 1,350 square meters. Party A shall provide the drawings indicated with the floor area and affixed with the confirmation stamp by the designer of each Party before the main structure of the Premises is modified and the Premises are delivered to Party B for renovation. If the actually measured floor area as indicated on the drawings is less than the charged floor area, both Parties agree to, based on the actually measured floor area, adjust the rent rate of the Premises and any fee calculated as per the usable floor area of the Premises.

1.3	Refer to Appendix C1 hereto for the layout plan of the Premises. Party A has presented the layout plan to Party B, and the leased part of the Premises is marked with the red lines.

1.4	Party A hereby confirms that the application of the real estate ownership certificate of the Premises is pending on the date of this Contract, and it undertakes that the leasehold hereunder is in compliance with the applicable laws and regulations of the People’s Republic of China and has obtained the lawful authorization of the original real estate owner. Party A further undertakes that Party B’s right to use the Premises hereunder will not be infringed by any third party (including the former real estate owner). Party B, aware of this situation of the Premises, has warrants that it will not refuse to pay the rent or claim the ineffectiveness of this Contract by the excuse that the application of the real estate ownership certificate of the Premises is pending, unless Party A or the original real estate owner loses the right to use due to any cause.

1.5	Party A shall be responsible for the modification of the main structure of the Premises. The status of the facilities and equipments in the modified Premises shall be listed in Appendix D: Standards for Delivery of the Modified Premises.

Party B hereby states that it has surveyed the Premises prior to the date of this Contract and has fully understood the main structure and facilities status of the Premises. The standards of the delivery of the Premises shall be subject to the actual status of the modified Premises, and both Parties shall sign a written confirmation for that purpose at the delivery of the Premises. Both Parties hereby agree that Appendix D and the aforesaid written confirmation shall be deemed as the basis for the acceptance of the Premises, when the Premises are delivered by Party A to Party B or when the Premises are returned by Party B to Party A upon the expiration or termination of this Contract.

2. PURPOSE OF LEASE

2.1	Party B may use the Premises only as office, and it shall comply with all state and local laws and regulations regarding the use of housing and property management.

2.2	Party B hereby undertakes that it will not change the purpose of lease mentioned above without the prior written consent of Party A and/or the approval of the competent authorities during the lease term.

3. DELIVERY DATE; LEASE TERM; RENT-FREE PERIOD

3.1	Delivery

3.1.1	It is agreed that Party A provisionally decides to provide the layout plan of the Premises and the structure thereof to Party B for renovation on or before June 1, 2009, and shall provide the certificate of recordation of fire-fighting facility acceptance to Party B within one and half a month after the completion of the renovation. If the Premises can not be delivered on time due to non-completion of the modification of the principal structure of the Premises, Party A shall pay to Party B the liquidated damages at 0.5% of the monthly rent for each delayed day.

[1]	There is no such Appendix C.

(The aforesaid certificate shall be deemed as an attachment hereto.)

3.1.2	From the delivery date (including the deemed delivery date), Party B shall, in addition to the monthly management fee, pay all fees and charges relating to the Premises, including the water and electricity fees and garbage dumping fee, etc.

3.1.3	From the delivery date (including the deemed delivery date), Party B shall comply with all rules and regulations established by Party A and perform its obligations hereunder.

3.2	Lease Term

3.2.1	The lease term of the Premises shall be as from July 1, 2009 to June 30, 2014.

3.2.2	Upon expiry of the lease term, Party A shall have the right to retrieve the Premises, and Party B shall promptly return the Premises to Party A. Where Party B intends to renew the lease hereunder, it shall deliver a written renewal notice to Party A at least three (3) months prior to the expiry date and a renewed contract shall be signed by both parties through negotiation and subject to the consent of Party A. If Party B fails to give a notice or both Parties can not reach an agreement on the terms and conditions of lease and sign a renewed contract within two months upon receipt of the notice, it shall be deemed that Party B will not renew the lease.

3.3	Rent-free Period

3.3.1	It is agreed that Party A shall grant a three-month rent-free period to Party B during the lease term. The rent-free period shall be as from July 1, 2009 to July 31, 2009, from July 1, 2010 to July 31, 2010 and from July 1, 2011 to July 31, 2011 respectively.

3.3.2	During the rent-free period, Party B is not required to pay any rent, but shall still pay the property management fee and other fees and charges as specified in Article 3.1.3.

4. RENT; TERMS OF PAYMENT

4.1	It is agreed that the rate of rent hereunder is RMB2.80 yuan per square meter (charged floor area) per day. The total monthly rent shall be RMB114,975 (say Renminbi One Hundred Fourteen Thousand Eight Hundred and Seventy Five Yuan).

4.2	The rent rate for the Premises specified herein shall remain unchanged within five (5) years.

4.3

The rent shall be paid in advance. Therefore, Party B shall pay the rent of the first month (i.e. from August 1, 2009 to August 31, 2009) on or before July 1, 2009, and shall pay the rent of the subsequent months on or before the 25th day of each month (for example, the rent for the month as from September 1, 2009 to September 30, 2009 shall be paid on or before August 25, 2009), and Party A shall issue a corresponding invoice to Party B within three days upon receipt of the payment. If Party B defaults any due and payable rent, it shall pay to Party A the liquidated damages at 0.5% of monthly rent for each delayed day.

4.4	The rent shall be paid by Party B by bank transfer:

Party A’s account name: Shanghai Digital Entertainment Industry Management Co., Ltd.

Bank: West Jianguo Road Sub-branch, Shanghai Branch, Industrial and Commercial Bank of China A/C No.: 1001220709006941662

5. SECURITY DEPOSIT AND OTHER FEES

5.1	Party B shall pay a security deposit to Party A on the date of this Contract, which shall be equal to the amount of three months’ rent and property management fees, i.e. RMB405,675. The security deposit paid by Party B before shall be set off from the amount mentioned above.

5.2	Upon receipt of the security deposit, Party A shall issue a receipt thereof to Party B.

5.3	During the term of this Contract, if Party B defaults any amount (including but not limited to any amount, energy cost, overdue interest due and payable by Party B hereunder, or any liquidated damages or compensation payable to Party A due to Party B’s breach of contract, or any cost advanced by Party A), Party A may directly deduct such amount from the security deposit. In that case, Party B shall replenish the security deposit within ten days after such deductions; if Party B fails to do so on time, it shall pay to Party A the liquidated damages at 0.5% of the security deposit for each delayed day.

5.4	If the balance of the security deposit is less than the amount of losses suffered by Party A, Party A may claim the difference against Party B. Where Party A claims such losses against Party B, it shall provide Party B with the reasonable and sufficient evidence.

5.5	Upon expiry of the lease term or termination of this Contract, after Party A has deducted the liquidated damages and other fees and charges payable by Party B hereunder from the security deposit and Party B has returned the Premises according to this Contract, Party A shall refund the balance of the security deposit (if any) to Party B within fifteen days without interest.

5.6	From the date of delivery of the Premises, the property management fee shall be collected at RMB15 per square meter (charged floor area) per month, i.e. the monthly property management fee of the Premises shall be RMB20,250.00 (say Renminbi Twenty Thousand Two Hundred and Fifty Yuan). The property management fee may be adjusted according to Article 5.8 of this Contract.

5.7	From the date of delivery of the Premises, Party B shall pay the property management fee of the next month concurrent with the due and payable rent. If Party B defaults any due and payable property management fee, it shall pay to Party A the liquidated damages at 0.5% of monthly property management fee for each delayed day.

5.8	Party A may adjust the rate of property management fee applicable to all tenants on an annual basis according to the same standards and the applicable policy. Party B shall pay the property management fee at the adjusted rate after it has received a written notice from Party A thirty days in advance.

5.9

During the term of this Contract, Party B shall pay to Party A the fees and charges of water, power, lighting electricity, gas, telephone and other utilities relating to the Premises as charged by the utilities administrative authorities or a bill issued by Party A reasonably proving the due and payable amount. Party B shall pay the fees and charges of the utilities of the previous month to Party A on or before the 5th day of each month. In addition, Party B shall pay all fees and charges incurred from the use of the Premises, including but not limited to the fees and charges of temporary power, water and garbage dumping.

5.10	During the term of this Contract, Party A may use the security deposit paid by Party B to advance any fee of utilities payable by Party B or set off any fee of utilities defaulted by Party B.

6. RENOVATION

6.1	Party A agrees to collect the costs of renovation from Party B for and on behalf of the renovation company, and Party B shall pay the costs of renovation to Party A according to the following terms and conditions:

6.1.1	Party B shall pay 1/3 of the total renovation cost to Party A within 30 days upon completion of renovation and delivery of the Premises, and the invoice shall be directly issued by the renovation company to Party B;

6.1.2	After the renovated Premises is delivered by Party A, Party B shall pay to Party A 1/3 of the total renovation cost in the form of extra property management fee in monthly installments within three years; and

6.1.3	The remaining renovation cost shall be Party B within one year after the renovated Premises is delivered by Party A, and the invoice shall be directly issued by the renovation company to Party B.

The terms and conditions relating to the renovation of the Premises, the amount and terms of payment of the renovation cost shall be otherwise stipulated in an agreement signed by Party A, Party B and the renovation company.

7. CONDITIONS OF THE RETURNED PREMISES

7.1	Party B shall return the Premises to Party A in good conditions within ten days upon expiration or termination of this Contract.

7.2	Upon request of Party A, Party B shall freely transfer the renovations, equipments or fixtures installed in the Premises (excluding any movable equipments owned by Party B) to Party A in the good and rentable conditions (other than normal wear and tear). After such transfer, Party A will become the owner of such properties.

7.3	Party B shall remove all movable articles from the Premises when the Premises are returned. If Party B fails to do so on the date of delivery of the Premises, Party A may deduct the costs of such removal from the security deposit.

8. SUBLET, ASSIGNMENT AND EXCHANGE

8.1	During the term of this Contract, Party B may not sublease, assign, or exchange, whether expressly or in disguised form, the Premises or any part thereof to any third party (other than any affiliate of Party B) for any profit purpose. In case of any sublet, Party B shall notify Party A of the sublet contract for recordation. Upon request of Party B, Party A shall provide the reasonable assistance.

9. RESPONSIBILITIES OF BOTH PARTIES

9.1	Responsibilities of Party A

9.11	Party A hereby warrants that it has obtained the lawful authorization from the original real estate owner, and has the full and valid rights to use and sublease the Premises. Subject to the payment of rent and other fees and charges by Party B hereunder, Party A shall ensure Party B may peacefully use the Premises and all equipments provided by Party A during the lease term.

9.1.2	If Party B can not continue to use the Premises due to the loss of the lawful right to lease the Premises by Party A and its original real estate owner, Party B may stop paying the subsequent rent, and Party A shall refund the balance of the relevant payments by Party B after deducting the earned rent, property management fee and energy fees, and shall also pay the liquidated damages equal to three months’ rent.

9.1.3	Party A hereby warrants that the Premises may be used lawfully, including but not limited to being used as the registered address of a domestic company. If the documents provided by Party A relating to the Premises can not satisfy the lawful purpose, Party B may suspend the payment of the rent and even terminate this Contract, and demand Party A to pay the liquidated damages equal to three months’ rent. Party A shall assist Party B in obtaining the permit and license, including but not limited to provision of the Premises with free and complete relating documents and materials for Party B’s application for the permit and license.

9.1.4	Party A shall file an executed copy of this Contract to the original real estate owner for recordation within five business days upon execution of this Contract and submit the written recordation certificate to Party B. If Party A fails to go through the recordation formalities within ten business days upon execution of this Contract, Party B may suspend the payment of the subsequent rent until Party A has completed the formalities. If Party A still fails to do so for more than 30 days, Party B may terminate this Contract and demand Party A to pay the liquidated damages equal to three months’ rent.

9.1.5	Party A shall deliver to the Premises to Party B according to Appendix D: Standards for Delivery of the Modified Premises, and shall provide the architectural layout plan, the qualification certificate of the designer of the architectural layout plan, the qualification certificate of the constructor and other relevant materials.

9.1.6	Party A shall keep the main structure of the Premises in good conditions. Party A shall be responsible for repairing the Premises damaged due to natural wear and tear.

9.1.7	During the term of this Contract, For the purpose of ensuring the Premises in the normal, usable and safe conditions, Party A shall regularly inspect and maintain the Premises. Party B shall cooperate with Party A in such inspection and maintenance.

9.1.8	If Party B finds there is any damage to or failure in the Premises during the lease term, it shall timely notify Party A to make repair.

9.2 Responsibilities of Party B

9.2.1	Party B must keep all internal renovations (including but not limited to partitions) and fixtures (including but not limited to air-conditioning systems, elevators and other electromechanical facilities, fire-fighting facilities, gas facilities, electric wires and water pipes), whether belong to Party A or Party B, within the Premises in clean and good conditions. In addition, Party B shall at its own costs carry out regular maintenance and varnish on all internal renovations and fixtures within the Premises. However, the maintenance of elevators, fire-fighting facilities, electric wires and water pipes within the public area and the fire-fighting facilities in the area rented by Party B may only be conducted by the contractors designated by Party A.

9.2.2	Due to the need of public security or any other need, Party B shall permit Party A or its authorized representatives to access the Premises during the reasonable hours to inspect the electric wires and electromechanical equipments, fire-fighting facilities or gas facilities (if any).

9.2.3	Upon receipt of a notice issued by Party A or its authorized representatives stating the maintenance or repair to be carried out by Party B hereunder, Party B shall carry out such maintenance or repair works within one month and shall permit Party A and its authorized representatives to access the Premises during the reasonable hours to inspect the maintenance or repair status.

9.2.4	If Party B fails to carry out the maintenance or repair works stated in the aforesaid notice, which endangers the personal or property safety or damages the image of Party A, Party A or its authorized representatives may, after giving a notice to Party B, access the Premises to carry out the maintenance or repair works at the costs of Party B.

9.2.5	If any major damage or fire or accident occurs to the Premises or any major damage to the facilities in the Premises, Party B shall immediately give a notice to Party A.

9.2.6	All activities of Party B and its employees and agents in the Premises must comply with the applicable laws, regulations and policies of the People’s Republic of China. All damages and losses caused by any investigation and/or punishment by the government shall be solely borne by Party B.

9.2.7	Party B shall at its own costs take all reasonable processes and measures to prevent rats, cockroaches or any other pest or parasite from living in the Premises.

9.2.8	Within three (3) months prior to the expiration or termination of the lease term, Party B shall permit Party A and the potential tenant or user of the Premises to access the Premises to inspect the conditions of the Premises and all facilities therein beyond the Party B’s business hours.

9.2.9	If any government authority orders Party B to remove any unlawful structure, building, partition or any other modification in the Premises (whether such structure, partition or any other modification is constructed wit the consent of Party A), Party B shall at its own costs remove such work.

9.2.10	Party B shall not do anything harmful or damaging to the good standing and reputation of Party A.

9.2.11	Without the prior written approval of Party A, Party B may not place or permit any other person to place any machinery, equipment or tool in any part of the Premises, if the weight of such machinery, equipment or tool exceeds the bearing capacity of that part of the Premises.

9.2.12	Party B must not damage, destroy or smear any renovation of any public area of the Premises and must procure its employees to comply with this Article 9.2.12.

9.2.13	Party B shall not commit or permit any other person to commit any act in the Premises harassing any other premises or any adjacent tenant, or any immoral act.

9.2.14	Party B shall at its own costs apply for all approvals necessary for the business operations, and Party A shall provide the reasonable assistance, but Party A is not responsible for the actual obtention of such approvals.

9.2.15	Without the prior consent of Party A, Party B must not use any other houses, facilities and grounds beyond the Premises. Party B shall not stack or permit any other person to stack any goods, carton or barrier at any entrance, stairway, platform, passage or any other public area.

9.2.16	Upon written notice of Party A, if Party B fails to take any effective measure, Party A may take reasonable measures to clear away and dispose of any goods, carton, garbage or any other barrier stacked at the public area, and Party B must indemnify Party A against all reasonable costs and expenses incurred therefrom.

9.2.17	Party B shall load and unload goods without any adverse effect on the normal business activities of other tenants, at the business hours prescribed by Party A.

9.2.18	In order to maintain its image and enhance the level of corporate management, Party B hereby agrees to comply with all rules and regulations formulated by Party A from time to time.

9.2.19	Party A may formulate a general promotional plan applicable to all tenants, including but not limited to discounting plan and tenant sponsorship plan, and Party B shall actively cooperate with and implement the general promotional plan applicable to all tenants.

9.2.20	Without any adverse effect on the use of the Premises by Party B hereunder, Party B shall provide the reasonable assistance in the general promotional and public relationship activities. Such assistance shall include but not limited to permitting Party A inviting its guests to visit the Premises and permitting the press media to make reports on the Premises with the written consent of Party A.

9.2.21	During the lease term hereunder, Party B shall reasonably use and properly take care of the Premises. If the Premises or any fixture or equipment therein is damaged or failed due to Party B’s misuse or improper use, Party B shall start repairing it within 5 days and restore it within 10 days; if Party B fails to do so within the prescribed time period or refuses to do so, Party A may have it repaired at the costs of Party B.

9.2.22	Party B hereby appoints as its contact of the Premises. All documents sent by Party A to the contact shall be deemed as having been served to Party B. If there is any change to Party B’s contact, Party B shall give a written notice to Party A promptly.

10. EXEMPTION

10.1	Both Parties hereby expressly agree that, upon occurrence of any of the following circumstances, Party A is not required making any compensation to Party B or any other person, or reduce or exempt any rent or assume any other legal liability. Party B hereby agrees to release Party A’s indemnity for any loss or damage so suffered by Party B or any other person:

10.1.1	All consequences resulting from force majeure or smoke, flood, fire or failure or breakdown of any electromechanical system or equipment not due to any fault of Party A, or leakage or interruption of water, gas or electricity supplying facility;

10.1.2	Disturbance or inconvenience caused by temporary restriction or change of public passageway due to maintenance, modification or renovation of any part outside the Premises.

10.2	In case of interruption of water, electricity or gas supply due to routine inspection, maintenance or any other regional accident by the relevant governmental agencies of water, electricity, or gas supply, Party A will not be subject to any liability; provided, however, Party A shall promptly give a notice to Party B.

10.3	Provision of security personnel, management personnel, machine and electronic anti-theft system (if any) of whatever nature by Party A in the Premises does not constitute Party A’s obligation to ensure the security of the Premises and all properties therein and thereon. Party B shall be responsible for the Premises or all properties therein and thereon at any time, unless any security or management personnel appointed by Party A fails to perform the necessary duty.

11. INSURANCE

11.1	Party B must at its own costs take out sufficient property and other insurances from a reputable insurer for all renovations, equipments and properties in the Premises.

11.2	Upon request of Party A, Party B must provide a copy of such valid insurance policy and the receipt of last installment of insurance premium.

11.3	Neither Party may commit or permit any person to commit any act invalidating the insurance policy, or any act increasing the premium of such insurances.

12. CONDITIONS FOR TERMINATION OF THIS CONTRACT

12.1	It is agreed that during the lease term of the Premises, this Contract shall be terminated upon occurrence of any of the following circumstances:

12.1.1	The use right of the land occupied by the Premises is reclaimed before the due date according to law;

12.1.2	The Premises can not satisfy the purpose stipulated herein;

12.1.3	The Premises are requisitioned due to public interest or urban construction according to law;

12.1.4	The Premises are damaged, destroyed or assessed as dangerous building; or

12.1.5	Any event of force majeure.

12.2	It is agreed that, upon occurrence any of the following circumstances, either Party may terminate this Contract by giving a written notice to the other Party. In that case, the breaching party shall pay to other Party the liquidated damages equal to the amount of three months’ rent:

12.2.1	Party A modified the Premises but the modification is disapproved by the fire-fighting authority;

12.2.2	Party B subleases the Premises, or transfers the Premises or exchanges with others their respective leased house without the prior consent of Party A; or

12.3	The main structure of the Premises is damaged due to any reason of Party B, where the security deposit will be detained by Party A.

13. LIABILITIES FOR BREACH OF AGREEMENT

13.1	If Party B can not continue to use the Premises due to the loss of the lawful right to lease the Premises by Party A, Party A shall refund the balance of the security deposit to Party B after deducting the earned rent, property management fee and energy fees, and shall also pay the liquidated damages equal to three months’ rent.

13.2	If Party B can not use the Premises and materials provided by Party A to complete the necessary registration with the administration for industry and commerce, Party A shall stop collecting the rent and assist Party B in completing the registration within two months. If the registration still can not be completed within the prescribed time period, Party B may terminate this Contract and Party A shall pay to Party B the liquidated damages equal to three months’ rent, unless the failure in registration is caused by any reason of Party B.

13.3	If Party A fails to complete the recordation of this Contract within ten business days upon execution of this Contract, Party B may suspend the payment of subsequent rent until the recordation is finished; if Party A still fails to do so within thirty days, Party B may terminate this Contract and demand Party A to pay the liquidated damages equal to three months’ rent.

13.4	If the Premises modified by Party A can not be approved by the fire-fighting authority in recordation, all costs incurred from repair and modification and all administrative penalties shall be borne by Party A, and Party B may suspend the payment of subsequent rent and even terminate this Contract.

13.5	If Party A delays to deliver the Premises, it shall pay the liquidated damages equal to three months’ rent; if the delay is more than three months, Party B may terminate this Contract.

13.6	During the lease term, Party A shall ensure the Premises is in the normal usable and safe conditions. If Party A delays to make restoration and therefore Party B can not use the Premises normally for 30 days, Party A shall pay the liquidated damages equal to three months’ rent, and Party B may suspend the payment of the subsequent rent.

13.7	If Party B defaults any due rent and still fails to pay upon demand of Party A, Party A may deduct such rent from the security deposit without any effect on any other right of Party A, whether or not Party B has paid the water, electricity, gas or property management fee relating to the Premises, until Party B has fully paid the defaulted fees and overdue interests. Party A is not liable for any adverse effect on Party B’s business operations resulting therefrom. In addition, the rent, property management fee and other fees and charges specified herein relating to the Premises incurred by Party A from taking the measures mentioned above shall be paid by Party B.

13.8	Party B hereby expressly agree and state that, upon occurrence of the following event at any time, Party A may lawfully retrieve the Premises and the equipments provided by Party A in advance and this Contract shall be terminated immediately, and Party B shall be subject to the liabilities for breach of contract accordingly:

13.8.1	To pay the difference between the exempted or reduced rent (if any) rate and the rate of rent specified herein during the lease term, and pay liquidated damages to Party A equal to three months’ rent.

Such events shall include:

13.8.1.1	If Party B defaults the payment of the security deposit for more than 30 days without due cause, or any rent or property management fee for more than 15 days and the security deposit is insufficient to pay the defaulted amount, and still fails to do so upon demand of Party A.

13.9	Where Party B violates this Contract and Party A gives a written notice to Party B stating that Party A will exercise its right to retrieve the Premises in advance granted herein, it shall be deemed that Party A has fully exercised such right and Party A is not required to access to the Premises for exercise the right.

13.10	Upon expiry of the lease term or termination of this Contract, if Party B delays to return the Premises, it shall pay to Party A the liquidated damages at 20% of the daily rent for each delayed day, in addition to the payment of the rent specified herein; if the period of such delay is more than 15 days, Party A may retrieve the Premises without compensation for the remaining value of all renovations, facilities and articles of Party B in the Premises, but Party A shall access the Premises during the normal business hours of Party B. If Party A has to access the Premises beyond the normal business hours, it shall ask Party B to be present or engage the public notary to conduct notarization at site, all at the costs of Party B.

13.11	Unless it is otherwise stipulated herein, neither Party may terminate or cancel this Contract during the lease term. If either Party has to terminate this Contract, it shall give a written notice to the other Party at least three months in advance and the breaching party shall pay to the non-breaching party the liquidated damages equal to three months’ rent in that year.

13.12	If either Party violates this Contract, it shall pay to the other Party the liquidated damages equal to three months’ rent, unless it is otherwise stipulated in this Contract.

14. MISCELLANEOUS

14.1	Party A hereby reserves its right to modify the design, layout or facility of any part of the Premises (unless such modification is confirmed by both Parties in advance).

14.2	Party A hereby reserves its right to carry out various promotional activities within or outside the industrial park where the Premises is located at.

14.3	Party A may at its own discretion produce and set any direction board at any place (whether indoors and outdoors) outside the Premises and the advertisement wall.

14.4	This Contract shall be governed by the applicable laws of the jurisdiction where the Premises are located. Any dispute arising from the performance of this Contract shall be settled by both Parties through negotiation; in case no settlement can be reached, either party may file an action before the competent people’s court where the Premises are located.

14.5	All appendices attached hereto are the integral parts of this Contract and shall have the equal legal force as this Contract.

14.6	This Contract is made and executed in four (4) counterparts, two (2) for each party hereto and each being of equal authenticity.

Appendix A: Plotting Technical Report of Building Land (for Reconnaissance and Demarcation), including the leased part of the Premises and the layout plan of the Premises2

Appendix B: Plotting Technical Report of Building Land (for Registration of Real Estate Ownership)

Appendix C: Layout Plan and Shop Drawing for Modification of the Premises3

Appendix D: Standards for Delivery of the Modified Premises

1.	Lobby (in front of the elevator hall)

Floor: Epoxy Resin

Wall: Emulsion Paint

Ceiling: White Paint on the Constructional Surface of the Steel Structure

2.	Standards for Delivery

Delivered in roughcast status (plain concrete) with four floors; floor area of a standard floor is 782 square meters each floor (unless it otherwise decreased according to the requirements of Party B’s design)

3.	Water, Electricity, Gas, Telecommunication and Fire-fighting Facilities

3.1	Water: the public toilet at each floor is equipped with the water supplying and discharging systems;

3.2	Electricity: the electric power capacity of the Premises is 350KW; the place of the air-conditioning system will be reserved upon request of Party B

3.3	Gas: no gas is supplied in the Premises;

3.4	Telecommunication: each floor is equipped with telephone and broad-band internet connection;

3.5	Fire-fighting: the fire-fighting sprinklers are installed.

[2]	There is no such Appendix A.
[3]	There is no such Appendix C.

Appendix E: Adjustment of Rent Rate

1.	The rent rate of the Premises may not be adjusted during the term of this Contract.

Appendix F: Scope of Property Management Service

The property management service fee is charged at RMB15 per square meter, as the consideration for the services of routine maintenance, repairing and management of the office building and all equipments, public facilities, greening areas, sanitation, traffic, security and environment relating to the Premises and other services relating to the tenants provided by the property management company with the engagement of the property users.

In accordance with the relevant laws and regulations, the public service fees at the office area are composed of:

Wages and statutory benefits of the executives and other employees of the property management company;

Routine operation, maintenance and repairing of public facilities and equipments;

Greening management at the public area;

Sanitation service at the public area;

Security;

Property staff administration;

Depreciation of the fixed assets of the property management company;

Statutory taxes.

For the details about the rules of property management, refer to the User Manual at: http://www.x2space.com.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Party A: Shanghai Digital Entertainment Industry Management Co., Ltd.

[seal: Shanghai Digital Entertainment Industry Management Co., Ltd.]

Authorized Representative:

Date: March 13, 2009

Signed in: Shanghai

Party B: Quan Toodou Network Science and Technology Co., Ltd. (Special Seal for Contracts)

[seal: Quan Toodou Network Science and Technology Co., Ltd.]

Authorized Representative:

Date:

Signed in:

Appendix B

PLOTTING TECHNICAL REPORT OF BUILDING LAND

(Registration for Real Estate Ownership)

Project Name: Shanghai Yawa Printing Machinery Co., Ltd.

Company Name: Shanghai Yawa Printing Machinery Co., Ltd.

Responsible person of the Company:

Reviewer:

Project Manager: Anxing She

Shanghai Municipal Housing and Land Surveying and Mapping Center

March 19, 1998

[seal: Shanghai Housing and Land Resources Administration Bureau]

[seal: Shanghai Digital Entertainment Industry Management Co., Ltd]

INDEX

1. Housing Floor Area Measurement Technical Report	Page 1

2. Surveying and Mapping Result Confirmation Form	Page 2

3. Floor Area Measurement Summary Form	Page 3

4. Building Floor Area Calculation Form	Page 4-10

Housing Floor Area Measurement Technical Report

In order to verify the total floor area of the house owned by Shanghai Yawa Printing Machinery Co., Ltd., the Measurement Division of Shanghai Municipal Housing and Land Surveying and Mapping Center measured the floor area of the house on March 9, 1998, verifying that the total building floor area of the house is 9,996 square meters. The technical basis of the measurement is the Rules of Shanghai for Calculation of Housing Building Floor Area and Allocation of Public Shared Building Floor Area (Hu Fang Di Ji (96) No.489).

Measurement Method:

Determine the parts to be measured for the building floor area through field reconnaissance, measure the size of the plane of the house and refer to the plane drawings of the house, and finally calculate the building floor area and issue the technical report.

Responsible person: Anxing She

March 19, 1998

Surveying and Mapping Result Confirmation Form

Form	Page 2

Company Name	Shanghai Yawa Printing Machinery Co., Ltd.	Responsible Person	Gang Gu

Address	No.20, Chaling North Road	Tel.	64045160*237

Usage	Registration for Real Estate Ownership	Zip Code

Location	No.20, Chaling North Road

Notes:

Drawing No.

Signature and Notes of the Surveying and Mapping Center

Principal of the Company:	Division Director:

Reviewer: /s/ Shihua Hu	Project Manager: /s/ Anxing She

District (county) Sub-district (town) Block	Page 3

Applicant		Shanghai Yawa Printing Machinery Co., Ltd.
Location		No. 20, Chaling North Road
Building No.	Room No. or Part	Number of Rooms	Type	Structure	Floor	Usage	Building Floor Area (M2)	Notes
1	Whole Building		Factory	Mixed 1	1		43
2	Whole Building		Factory	Mixed 1	2		460
3	Whole Building		Factory	Mixed 1	2		260
4	Whole Building		Factory	Reinforced Concrete	4		644
5	Whole Building		Factory	Reinforced Concrete	2		668
6	Whole Building		Factory	Reinforced Concrete	4		1709
7	Whole Building		Factory	Reinforced Concrete	3		1783
8	Whole Building		Factory	Reinforced Concrete	6		1083
9	Whole Building		Factory	Mixed 1	2		72
10	Whole Building		Factory	Mixed 1	1		46
11	Whole Building		Factory	Mixed 1	3		195
12	Whole Building		Factory	Reinforced Concrete	3		3033
						Total	9996
Notes:
[seal: Shanghai Housing and Land Resources Administration Bureau]

Computed by: Anxing Yu              Checked by:                      March         , 1998